                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITOR


We hereby consent to the inclusion, in Form SB-2, of our audit report on the financial statements of East Kansas Agri-Energy, L.L.C. as of December 31, 2001, and for the period from January 3, 2001 (inception) through December 31, 2001 as part of East Kansas Agri-Energy, L.L.C.'s Registration Statement on Form SB-2, and to the reference to our firm therein.

/s/ Eide Bailly LLP

Bloomington, Minnesota
September 20, 2002